Exhibit 99.1  Press Release

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results and Record Quarterly Revenues

●	Revenue for the quarter was $140.1 million, RadNet’s highest revenue quarter in its history; Revenue increased 5.0% over last year’s third quarter

●	Adjusted EBITDA(1) was $28.0 million, an increase of 9.8% over the prior year’s quarter

●	Compared with the second quarter of 2010, Revenue and Adjusted EBITDA(1) increased 0.8% and 2.2%, respectively

●	Adjusted EBITDA(1) margin increased to 20.0% as compared with Adjusted EBITDA(1) margins of 19.1% from the prior year’s third quarter and 19.7 % from the second quarter of 2010

●	Aggregate procedural volumes increased 4.7% over the prior year’s quarter and 0.4% compared with the second quarter of 2010

●	RadNet’s per share Net Loss narrowed to $(0.01) for the quarter, compared with a per share loss of $(0.05) in the prior year’s quarter

●
Excluding non-cash losses from our interest rate swaps, disposal of equipment and stock compensation expense, RadNet would have reported Net Income of $1.8 million, or $0.05 per fully diluted share,  compared with a Net Loss of $(943,000) ,or $(0.03) per share, in the third quarter of 2009

●
As of the end of the third quarter, total availability of capital was approximately $200 million, inclusive of $24.5 million of cash balance, $100 million available revolving credit facility and the $75 million accordion feature of our senior secured loans

LOS ANGELES, Calif., November 9, 2010 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 192 fully-owned and operated outpatient imaging centers, today reported financial results, including record revenues, for its third quarter of 2010.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We continue to improve our financial and operating performance.  Our Revenue, Adjusted EBITDA(1) and aggregate procedural volumes not only increased from last year’s third quarter, but also illustrated sequential improvement when compared with the first and second quarters of this year.  Based upon annualizing the financial results of our last two quarters, we are on a very strong run-rate as we approach the end of this year and the beginning of 2011.  We are further encouraged by preliminary procedural volume reports we have reviewed from October, which suggest that our momentum is carrying strongly into the fourth quarter.”

Dr. Berger continued, “We are continuing to find ways to improve the efficiency of our general operating activities and maintain growth, despite industry statistics reporting a decrease in physician office visits and a difficult economy in 2010.  As a result, we were able to improve our Adjusted EBITDA(1) margins in the quarter.  I believe that this positions us for significant financial improvement when a more normalized utilization of healthcare services returns.  Additionally, we believe that the strength of our unique operating model and scale will further distance ourselves from competitors, many of whom are struggling from the lower utilization levels in healthcare.”

“More recently, we focused on expanding the scope of our business activities within the radiology industry.  We endeavor to become a more diversified provider to the radiology industry, broadening our revenue streams beyond that which are derived from owning and operating imaging facilities.  Most recently, this is illustrated by our acquisition of eRAD, a provider of Picture Archiving and Communications Systems (PACS) to the industry.  We are pursuing further opportunities which we believe will result in our ability to offer certain core competencies of ours to hospitals, imaging centers and other participants in our industry.  We also expect that, as compared with our core business of owning and operating outpatient medical imaging centers, these newer product and service offerings will require less ongoing capital investment,” added Dr. Berger.

Third Quarter Financial Results

For the third quarter of 2010, RadNet reported Revenue, Adjusted EBITDA(1) and Net Loss of $140.1 million, $28.0 million and $(285,000), respectively.  Revenue increased $6.7 million (or 5.0%), Adjusted EBITDA(1) increased $2.5 million (or 9.8%) and Net Loss decreased $1.4 million over the third quarter of 2009.  On a sequential basis, compared with the first and second quarters of 2010, Revenue increased $15.9 million (or 12.8%) and $1.1 million (or 0.8%), respectively.  On a sequential basis, compared with the first and second quarter of 2010, Adjusted EBITDA(1) increased $7.5 million (or 36.7%) and $0.6 million (or 2.2%), respectively.

Net Loss for the third quarter was $(0.01) per share, compared with a Net Loss of $(0.05) per share in the third quarter of 2009 (based upon a weighted average number of fully diluted shares outstanding of 37.0 million and 36.1 million for these periods in 2010 and 2009, respectively).  Excluding non-cash losses and expenses from the mark-to-market of our interest rate swaps of $821,000, disposal of equipment of $451,000 and stock compensation of $793,000, RadNet would have reported Net Income of $1.8 million, or $0.05 per fully diluted share, for the third quarter of 2010 compared with a Net Loss of $(943,000), or $(0.03) per share, for 2009 excluding those same non-cash losses and expenses.

In addition to the losses on interest rate swaps, disposal of equipment and stock compensation expense, affecting Net Loss in the third quarter of 2010 were certain other non-cash expenses and non-recurring items, including $164,000 of severance paid in connection with employee reductions related to cost savings initiatives and $710,000 of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our new credit facilities and senior unsecured notes.

For the third quarter of 2010, as compared with the prior year’s third quarter, MRI volume increased 6.9%, CT volume increased 1.0% and PET/CT volume decreased 7.3%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.7% over the prior year’s third quarter.  On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2010 and 2009, MRI volume decreased 1.8%, CT volume decreased 8.2% and PET/CT volume decreased 10.1%.  Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 3.3% over the prior year’s same quarter.

 Nine Month Financial Results

For the nine months ended September 30, 2010, RadNet reported Revenue, Adjusted EBITDA(1) and Net Loss of $403.2 million, $76.0 million and $(16.2) million, respectively.  Revenue increased $10.7 million (or 2.7%), Adjusted EBITDA(1) decreased $2.9 million (or 3.6%) and Net Loss increased $13.2 million, respectively, over the first nine months of 2009.  Net Loss for the nine month period ended September 30, 2010 was $(0.44) per share, compared with a Net Loss of $(0.08) per share in corresponding nine month period of 2009 (based upon a weighted average number of fully diluted shares outstanding of 36.8 million and 36.0 million for these periods in 2010 and 2009, respectively).

Affecting Net Loss in the first nine months of 2010 were certain non-cash expenses and non-recurring items including:  $9.9 million loss on extinguishment of debt related to the write-off of deferred financing fees associated with our refinanced credit facilities; $2.0 million non-cash loss on the fair value adjustments and related amortization of interest rate swaps associated with the Company’s credit facilities, $2.8 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $731,000 of severance paid in connection with employee reductions; $606,000 loss on the disposal of certain capital equipment; and $2.1 million of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our new credit facilities and senior unsecured notes. The aggregate affect of these items totaled $(0.44) per share during the nine month period.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today at 10:30 a.m. Eastern Standard Time.  During the call, management will discuss the Company's 2010 third quarter financial results.

Conference Call Details:

Date: Tuesday, November 9, 2010
Time: 10:30 a.m. EST
Dial In-Number: 1-888-539-3679
International Dial-In Number: 1-719-457-2621

It is recommended that participants dial in approximately five to ten minutes prior to the start of the 10:30 a.m. call.  A telephonic replay of the conference call may be accessed approximately two hours after the call through November 16, 2010, by dialing 1-877-870-5176 or 1-858-384-5517 for international callers and entering the replay access code 5662954.

There will also be a simultaneous live webcast of the conference call which can be accessed under "News" in the RadNet Investor Relations section of the company website at www.radnet.com or you may use the link audio feed and archived recording of the conference call available at http://viavid.net/dce.aspx?sid=00007D0B.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance.  The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 192 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware, New Jersey and New York.  Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,300 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2010 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

Alliance Advisors, LLC

Alan Sheinwald, President

Mark A. McPartland, Vice President

914-669-0222

asheinwald@allianceadvisors.net

markmcp@allianceadvisors.net

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	September 30, 2010	December 31, 2009
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$24,462	$10,094
Accounts receivable, net	94,604	87,825
Prepaid expenses and other current assets	16,472	9,990
Total current assets	135,538	107,909

PROPERTY AND EQUIPMENT, NET	190,031	182,571
OTHER ASSETS
Goodwill	125,011	106,502
Other intangible assets	52,569	54,313
Deferred financing costs, net	16,003	8,229
Investment in joint ventures	16,020	18,741
Deposits and other	2,478	2,406
Total assets	$537,650	$480,671

LIABILITIES AND EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$84,640	$69,641
Due to affiliates	2,382	7,456
Current portion of notes payable	8,043	6,927
Current portion of deferred rent	717	560
Obligations under capital leases, current portion	10,227	14,121
Total current liabilities	106,009	98,705
LONG-TERM LIABILITIES
Deferred rent, net of current portion	10,638	8,920
Deferred taxes	277	277
Notes payable, net of current portion	480,684	416,699
Obligations under capital leases, net of current portion	6,565	13,568
Other non-current liabilities	21,004	17,263
Total liabilities	625,177	555,432
COMMITMENTS AND CONTINGENCIES
EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized;
36,979,725 and 36,259,279 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	4	4
Paid-in-capital	161,018	156,758
Accumulated other comprehensive loss	(2,453)	(1,588)
Accumulated deficit	(246,141)	(229,989)
Total Radnet, Inc.'s equity deficit	(87,572)	(74,815)
Noncontrolling interests	45	54
Total equity deficit	(87,527)	(74,761)
Total liabilities and equity deficit	$537,650	$480,671

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

NET REVENUE	$140,093	$133,404	$403,222	$392,553

OPERATING EXPENSES
Cost of operations	106,634	101,924	311,478	298,653
Depreciation and amortization	13,002	13,593	40,153	39,979
Provision for bad debts	8,458	8,386	24,603	24,729
Loss on sale of equipment	451	72	606	375
Severance costs	164	286	731	643
Total operating expenses	128,709	124,261	377,571	364,379

INCOME FROM OPERATIONS	11,384	9,143	25,651	28,174

OTHER EXPENSES
Interest expense	12,781	12,367	35,477	38,538
Loss on extinguishment of debt	-	-	9,871	-
Gain on bargain purchase	-	-	-	(1,387)
Other expenses (income)	821	(2)	1,971	416
Total other expenses	13,602	12,365	47,319	37,567

LOSS BEFORE INCOME TAXES AND EQUITY
IN EARNINGS OF JOINT VENTURES	(2,218)	(3,222)	(21,668)	(9,393)
Provision for income taxes	(317)	(231)	(523)	(281)
Equity in earnings of joint ventures	2,282	1,751	6,114	6,839
NET LOSS	(253)	(1,702)	(16,077)	(2,835)
Net income attributable to noncontrolling interests	32	24	75	69
NET LOSS ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(285)	$(1,726)	$(16,152)	$(2,904)

BASIC AND DILUTED NET LOSS PER SHARE
ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(0.01)	$(0.05)	$(0.44)	$(0.08)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	36,979,725	36,105,149	36,755,781	35,982,558

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)
(unaudited)

	Nine Months Ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,077)	$(2,835)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	40,153	39,979
Provision for bad debts	24,603	24,729
Equity in earnings of joint ventures	(6,114)	(6,839)
Distributions from jo int ventures	8,339	6,852
Deferred rent amortization	1,875	614
Deferred financing cost amortization	2,074	2,009
Amortization o f bo nd discount	107	-
Loss on sale of equipment	606	375
Loss on extinguishment of debt	9,871	-
Gain on bargain purchase	-	(1,387)
Stock-based compensation	2,820	2,936
Changes in operating assets and liabilities, net o f as sets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(27,678)	(20,896)
Other current assets	(5,675)	3,213
Other assets	(48)	592
Accounts payable and accrued expenses	15,298	908
Net cas h pro vided by operating activities	50,154	50,250
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(34,580)	(3,917)
Proceeds from sale of imaging facilities	-	650
P urc ha s e o f property and equipment	(33,135)	(22,805)
Proceeds from sale of imaging equipment	94	-
Purchase o f equity inte re s t in joint ventures	-	(315)
Net cash used in investing activities	(67,621)	(26,387)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(16,295)	(17,684)
Repayment o f debt	(412,000)	-
Proceeds from borrowings	482,360	-
Deferred financing costs	(17,407)	-
Distributions paid to no nc o ntro lling interests	(84)	(88)
Payments on line of credit	-	(1,742)
Payments to counterparties of interest rate swaps, net of amounts received	(4,783)	(3,151)
Proceeds from issuance of common stock	49	-
Net cash provided by (used in) financing activities	31,840	(22,665)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(5)	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	14,368	1,198
CASH AND CASH EQUIVALENTS, beginning of period	10,094	-
CASH AND CASH EQUIVALENTS, end of period	$24,462	$1,198
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$23,579	$32,046

RADNET, INC.
RECONCILIATION OF GAAP NET LOSS ATTRIBUTABLE TO RADNET, INC.
COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(IN THOUSANDS)

	Three Months Ended September 30,
	2010	2009
Net Loss Attributable to RadNet, Inc. Common Stockholders	$(285)	$(1,726)
Plus Provision for Income Taxes	317	231
Plus Other Expenses (Income)	821	(2)
Plus Interest Expense	12,781	12,367
Plus Severence Costs	164	286
Plus Loss on Sale of Equipment	451	72
Plus Depreciation and Amortization	13,002	13,593
Plus Non Cash Employee Stock Compensation	793	713
Adjusted EBITDA(1)	$28,044	$25,534

	Nine Months Ended September 30,
	2010	2009
Net Loss Attributable to RadNet, Inc. Common Stockholders	$(16,152)	$(2,904)
Plus Provision for Income Taxes	523	281
Plus Other Expenses (Income)	1,971	416
Plus Interest Expense	35,477	38,538
Plus Severence Costs	731	643
Plus Loss on Sale of Equipment	606	375
Plus Depreciation and Amortization	40,153	39,979
Plus Non Cash Employee Stock Compensation	2,820	2,936
Plus Loss on Extinguishment of Debt	9,871	-
Less Gain on Bargain Purchase	-	(1,387)
Adjusted EBITDA(1)	$76,000	$78,877

RADNET PAYMENTS BY PAYORS *

	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009

Commercial Insurance	55.6%	55.5%	55.9%	55.9%
Medicare	19.3%	19.5%	19.2%	19.7%
Capitation	15.4%	15.6%	15.2%	15.3%
Workers Compensation/Personal Injury	4.0%	4.1%	3.9%	3.4%
Medicaid	3.3%	3.0%	3.1%	3.4%
Other	2.3%	2.3%	2.6%	2.3%
	100.0%	100.0%	100.0%	100.0%

RADNET PAYMENTS BY MODALITY *

	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009
MRI	34.3%	34.4%	34.3%	33.9%
CT	17.4%	17.5%	17.8%	19.0%
PET/CT	6.0%	6.2%	6.4%	5.9%
X-ray	10.2%	10.1%	10.0%	9.7%
Ultrasound	11.2%	10.9%	10.6%	10.4%
Mammography	16.1%	15.9%	15.8%	16.4%
Nuclear Medicine	1.7%	1.7%	1.8%	1.4%
Other	3.0%	3.2%	3.3%	3.2%
	100.0%	100.0%	100.0%	100.0%

RADNET AVERAGE PAYMENTS BY MODALITY *

	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009
MRI	$500	$500	$501	$502
CT	306	306	306	307
PET/CT	1,494	1,495	1,495	1,492
X-ray	40	40	40	40
Ultrasound	107	108	107	109
Mammography	135	134	135	134
Nuclear Medicine	321	322	323	321
Other	126	125	126	125

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service. Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid.  Free Cash Flow is a non-GAAP financial measure.  The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.